Exhibit 99.1

Udemy Founder Eren Bali Returns as Chief Technology Officer

Appointment of co-founder and longtime board member as CTO reflects Udemy’s commitment to accelerating the company's product strategy, leading the evolution of learning with AI, and delivering innovation and value to all customers

SAN FRANCISCO –– Aug. 16, 2024 — Udemy (Nasdaq: UDMY), a leading online skills marketplace and learning platform, today announced that Eren Bali, who co-founded Udemy in 2010 and served as the company’s Chief Executive Officer (CEO) until 2014, has returned as Chief Technology Officer (CTO), effective August 12, 2024. Bali succeeds Venu Venugopal, who has served as Udemy’s CTO since May 2019. Venugopal will continue serving in an advisory capacity to ensure a seamless transition.

Bali will report directly to Udemy’s President and CEO, Greg Brown, and will oversee Udemy’s engineering, data, and technical program management teams. In this role, Bali will work closely with Udemy’s Chief Product Officer, Prasad Raje, to accelerate Udemy’s product strategy, bolster growth across the enterprise business, and bring additional innovations to Udemy’s direct-to-consumer offerings. Upon starting his role as CTO, Bali stepped down from Udemy’s Board of Directors.

“As a founder, CEO, and longtime board member who is a proven, growth-oriented, strategic and operational leader, Eren has been instrumental in building Udemy from day one to become the business it is today,” said Greg Brown, Udemy’s President and CEO. “We are extremely pleased to have Eren as part of our management team, bringing his extensive background in successful new product launches, geographic market expansions, and building high-performing teams—all underpinned by his deep familiarity with our operations and passion for our mission. We look forward to Eren’s contributions to advancing our product strategy and delivering innovation and value to our customers around the world.”

“We founded Udemy in 2010 to democratize access to quality education, making it truly accessible to everyone, everywhere, no matter their circumstance,” said Bali. “Since then, the company has grown significantly to become a leading skills development and validation platform that enhances business outcomes for organizations and supports individuals in achieving their career goals. In addition, advancements in generative AI unlock new opportunities for us to redefine the way people develop skills that were not possible when we launched the company. For those reasons, I could not be more excited for the opportunity to return to Udemy in an operating capacity, working closely with Greg, Prasad, and the rest of the executive leadership team to accelerate a culture of continuous innovation and take our vision for Udemy to new heights.”

Brown concluded, “I also want to thank Venu for his leadership over the past five years. He built a world-class engineering organization, successfully scaled our consumer marketplace and contributed significantly to the growth of Udemy Business. We are grateful for his unwavering commitment to Udemy and wish him well on his future endeavors.”

Most recently, Bali served as CEO of Carbon Health Technologies, a technology-enabled healthcare provider, which he co-founded in 2015. In addition, he serves as a director on the private company boards of Carbon Health Technologies and Firefly Systems. Bali received a bachelor’s degree in computer engineering and mathematics from Middle East Technical University, in Ankara, Türkiye.

About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by ensuring everyone has access to the latest and most relevant skills. Through the Udemy Intelligent Skills Platform and a global community of diverse and knowledgeable instructors, millions of learners gain expertise in a wide range of technical and professional skills – from generative AI to leadership. The Udemy marketplace provides learners with thousands of up-to-date courses in dozens of languages, offering a variety of solutions to achieve their goals. Udemy Business empowers enterprises to offer on-demand learning for all employees, immersive learning for tech teams through Udemy Business Pro, and cohort learning for leaders through Udemy Business Leadership Academy. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Austin and Denver, USA; Ankara and Istanbul, Türkiye; Dublin, Ireland; Melbourne, Australia; and Chennai, Gurugram, and Mumbai, India.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to our business strategy and plans and our potential opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 1, 2024. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com